Exhibit 5.1

May 16, 2024

Banzai International, Inc.

435 Ericksen Ave., Suite 250

Bainbridge Island, WA 98110

Re: Registration Statement on Form S-1 Filed by Banzai International, Inc.

Ladies and Gentlemen:

We have acted as counsel to Banzai International, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-1 (File No. 333-278871) (the “Registration Statement”). The Registration relates to the proposed issuance and sale by the Company of (i) up to an aggregate of $6,000,000 of: (a) shares (“Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), together with warrants to purchase shares of the Company’s Class A Common Stock (“Warrants”), and (b) pre-funded Warrants to purchase shares of the Company’s Class A Common Stock (“Pre-Funded Warrants”), together with Warrants, (ii) the shares of the Company’s Class A common stock issuable upon exercise of: (a) the Warrants (“Warrant Shares”), and (b) the Pre-Funded Warrants (“Pre-Funded Warrant Shares”), and (iii) up to an aggregate of $396,000 (a) placement agent warrants to purchase shares of the Company’s Class A Common Stock (the “Placement Agent Warrants”) and (b) the shares of the Company’s Class A Common Stock issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”). The Shares, the Warrants, the Pre-Funded Warrants, the Warrant Shares, and the Pre-Funded Warrant Shares are collectively referred to herein as the “Offering Securities”. The Offering Securities will be issued pursuant to the form of Securities Purchase Agreement filed as an exhibit to the Registration Statement (the “Securities Purchase Agreement”). The Placement Agent Warrants and the Placement Agent Warrant Shares are collectively referred to herein as the “Placement Agent Securities,” and, together with the Offering Securities, the “Securities.” The Placement Agent Securities will be issued pursuant to the form of Placement Agency Agreement filed as an exhibit to the Registration Statement (the “Placement Agency Agreement”).

In our capacity as counsel to the Company, we have examined the Registration Statement, the Warrants, the Pre-Funded Warrants, the Placement Agent Warrants, the Securities Purchase Agreement, the Placement Agency Agreement, and such documents, records and instruments as we have deemed necessary for the purposes of this opinion. As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in certificates of officers of the Company. We have not independently verified the facts so relied on.

In such examination, we have assumed the following without investigation: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based upon the foregoing examination and in reliance thereon, and subject to (a) the assumptions stated and in reliance on statements of fact contained in the documents that we have examined and (b) completion of all corporate action required to be taken by the Company to duly authorize each proposed issuance of Securities (including the due reservation of the Warrant Shares, the Pre-Funded Warrant Shares, and the Placement Agent Warrant Shares), we are of the opinion that:

1. The Shares have been duly authorized by all necessary corporate action of the Company and, upon (i) registration by the Company’s registrar of such Shares, (ii) the offering and sale of such Shares in accordance with the Securities Purchase Agreement and (iii) receipt by the Company of the consideration therefor in accordance with the terms of the Securities Purchase Agreement, the Shares underlying the Units will be validly issued, fully paid and non-assessable.

2. Upon (i) the offering and sale of the Warrants in accordance with the Securities Purchase Agreement, (ii) the Warrants having been duly executed and delivered by the Company, and (iii) receipt by the Company of the consideration for the Warrants in accordance with the terms of the Securities Purchase Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. Upon (i) the offering and sale of the Pre-Funded Warrants in accordance with the Securities Purchase Agreement, (ii) the Pre-Funded Warrants having been duly executed and delivered by the Company, and (iii) receipt by the Company of the consideration for the Pre-Funded Warrants in accordance with the terms of the Securities Purchase Agreement, the Pre-Funded Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. Upon (i) the issuance of the Placement Agent Warrants in accordance with the Placement Agency Agreement, (ii) the Placement Agent Warrants having been duly executed and delivered by the Company, and (iii) receipt by the Company of the consideration for the Placement Agent Warrants in accordance with the terms of the Placement Agency Agreement, the Placement Agent Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The Warrant Shares have been duly authorized by all necessary corporate action of the Company and, upon (i) registration by the Company’s registrar of the Warrant Shares, and (ii) delivery and payment therefor upon exercise of the Warrants in accordance with their terms, the Warrant Shares will be validly issued, fully paid and non-assessable.

6. The Pre-Funded Warrant Shares have been duly authorized by all necessary corporate action of the Company and, upon (i) registration by the Company’s registrar of the Pre-Funded Warrant Shares, and (ii) delivery and payment therefor upon exercise of the Pre-Funded Warrants in accordance with their terms, the Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable.

7. The Placement Agent Warrant Shares have been duly authorized by all necessary corporate action of the Company and, upon (i) registration by the Company’s registrar of the Placement Agent Warrant Shares, and (ii) delivery and payment therefor upon exercise of the Placement Agent Warrants in accordance with their terms, the Placement Agent Warrant Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are subject to the following exclusions and qualifications:

(a) Our opinions are as of the date hereof, and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

(b) We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to or after the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

(c) We do not express any opinions herein concerning any laws other than the laws in their current forms of the States of Delaware and New York, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,

/s/ Perkins Coie LLP PERKINS COIE LLP